Exhibit 1.1

AMENDMENT NO. 1
TO
EQUITY DISTRIBUTION AGREEMENT

This Amendment No. 1 (this “Amendment”) effective as of August 14, 2013 to that certain Equity Distribution Agreement dated as of June 19, 2013 (the “Equity Distribution Agreement”; capitalized terms used herein but not defined herein have the meaning set forth in the Equity Distribution Agreement), among Whitestone REIT, a Maryland real estate investment trust (the “Company”), Whitestone REIT Limited Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), and Wells Fargo Securities, LLC (“Wells”) recites and provides as follows:

RECITALS:

WHEREAS, the parties hereto have determined that it is in the best interests of the parties to amend certain terms of the Equity Distribution Agreement.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.The third paragraph of Section 1 of the Equity Distribution Agreement is hereby amended and restated in its entirety to read as follows:

“The Company and the Operating Partnership have also entered into five (5) separate equity distribution agreements (each an “Alternative Distribution Agreement” and, collectively, the “Alternative Distribution Agreements”), with BMO Capital Markets Corp., JMP Securities LLC, Ladenburg Thalmann & Co. Inc., Robert W. Baird & Co. Incorporated, and Wunderlich Securities, Inc., respectively (each, an “Alternative Placement Agent” and together with Wells, the “Placement Agents”). Each of the Alternative Distribution Agreements is dated June 19, 2013 other than the Alternative Distribution Agreement with Robert W. Baird & Co. Incorporated, which is dated August 14, 2013. The aggregate offering price of the Securities that may be sold pursuant to this Agreement and the Alternative Distribution Agreements shall not exceed the Maximum Amount. The Company agrees that whenever it determines to sell Securities directly to an Alternative Placement Agent as principal it will enter into a separate written agreement in form and substance satisfactory to both the Company and the Alternative Placement Agent covering such sale.”

2.Entire Agreement; Amendment; Waiver. This Amendment and the Equity Distribution Agreement (as amended by this Amendment) and the documents referred to herein and therein and to be delivered pursuant hereto and thereto constitute the entire agreement between the parties pertaining to the subject matter hereof and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions of the parties, whether oral or written, pertaining to the subject matter hereof. No amendment, supplement, modification, waiver or termination of this Amendment shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Amendment shall be deemed, or shall constitute, a waiver of any other provision of this Amendment, whether or not similar, nor shall such waiver constitute a continuing waiver unless otherwise expressly provided in writing.

3.Governing Law. This Amendment shall be construed and interpreted according to the laws of the State of New York.

4.Assignment. This Amendment and each party's respective rights and obligations hereunder may not be assigned, by operation of law or otherwise, without the prior written consent of the other parties and any attempt to do so shall be null and void. This Amendment shall be binding upon and inure solely to the benefit of the parties hereto and their successors and permitted assigns.

5.Counterparts and Facsimile Signatures. This Amendment may be executed in several counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same Amendment. The execution of this Amendment by any of the parties may be evidenced by way of a facsimile transmission of such party's signature, or a photocopy of such facsimile transmission, and such facsimile signature shall be deemed to constitute the original signature of such party hereto.

6.Full Force and Effect. The parties hereto acknowledge and agree that the Equity Distribution Agreement, as amended hereby, remains in full force and effect as amended hereby and that any breach of the terms hereof shall be governed by the terms and conditions of the Equity Distribution Agreement.

[Signature page follows.]

IN WITNESS WHEREOF, each party hereto has executed or caused this Amendment to be executed as of the day and year written first written above.

WHITESTONE REIT

By:        /s/ David K. Holeman
Name: David K. Holeman
Title: Chief Financial Officer

WHITESTONE REIT OPERATING PARTNERSHIP, L.P.

By:    Whitestone REIT,
its General Partner

By:        /s/ David K. Holeman
Name: David K. Holeman
Title: Chief Financial Officer

CONFIRMED AND ACCEPTED, as of the date first above written:

WELLS FARGO SECURITIES, LLC

By: /s/ Marc C. Ogborn
Authorized Signatory